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Wells Fargo Home Mortgage
One Home Campus
Des Moines, IA 50328-0001

Wells Fargo Bank N.A.
Servicer Compliance Statement
1. I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. ("Wells Fargo")
hereby state that a review of the activities of Wells Fargo during the calendar year 2007 and of Wells Fargo's performance under the servicing agreement(s) listed on the attached
Exhibit A (the "Servicing Agreement(s)") has been made under my supervision.
2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2007.

/s/ John B Brown
John B. Brown
Senior Vice President
Wells Fargo Bank, N.A.

February 29, 2008
EXHIBIT A
CLIENT
INV#
INV
MASTER
SERVICER/TRUSTEE
DEAL NAME
106 504 Credit Suisse US Bank HEAT 2004-6

Credit Suisse US Bank
HEAT 2004-7
106

Credit Suisse US Bank
HEAT 2004-AA1
106 516 Credit Suisse US Bank HEAT CSFB 2004-8
106 521 Credit Suisse US Bank HEAT 2005-1
106 527 Credit Suisse US Bank HEAT 2005-2
106 L61 Credit Suisse US Bank CSFB HEAT 2003-7
106 L63 Credit Suisse US Bank CSFB HEAT 2003-8
106 L71 Credit Suisse US Bank
CSFB HEAT 2003-5
106 L74 Credit Suisse US Bank
CSFB HEAT 2004-1
106 L78 Credit Suisse US Bank
CSFB HEAT 2004-2
106 L83 Credit Suisse US Bank
CSFB HEAT 2004-3
106 L84 Credit Suisse US Bank
CSFB HEAT 2004-4
106 L87 Credit Suisse US Bank
CSFB HEAT 2005-3
106 532 Credit Suisse US Bank
CSFB HEAT 2005-4
106 538 Credit Suisse US Bank
HEAT 2005-5
106 541 Credit Suisse US Bank
HEAT 2005-6
106 545 Credit Suisse US Bank
HEAT 2005-7
106 549 Credit Suisse US Bank
HEAT 2005-8
106 552 Credit Suisse US Bank
HEAT 2005-8
106

Credit Suisse US Bank
HEAT 2005-9
106 559 Credit Suisse US Bank HEAT 2006-1
106 581 Credit Suisse US Bank HEAT 2006-8
106 586 Credit Suisse US Bank HEAT 2007-1
106 386 Credit Suisse US Bank HEAT PMSR 2006-4
106

Credit Suisse US Bank
HEAT 2006-2
106 563 Credit Suisse US Bank HEAT 2006-3
106 567 Credit Suisse US Bank HEAT 2006-4
106 570 Credit Suisse US Bank HEAT 2006-5
106 573 Credit Suisse US Bank HEAT 2006-6
106 576 Credit Suisse US Bank HEAT 2006-7

Wells Fargo is not in the following deal: HEAT 2007-2